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                                                                    Exhibit 11.1

                          Rental Service Corporation
                Statement re: Computation of Earnings Per Share


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

                                                       Three Months Ended
                                                            March 31,
                                                     1997                  1996
                                                 -------------        --------------
Weighted average common shares
  outstanding                                     11,376,378             5,279,114
Net effect of dilutive common stock
  options - based on the treasury stock
  method using the average market price              116,895                     -
Net effect of common stock, common
  stock options and warrants issued at
  less that IPO price within twelve
  months, based on the treasury stock
  method:
  Common stock                                             -                19,708
  Options                                                  -               147,113
  Warrants                                                 -                60,821
                                                  ----------            ----------
                                                  11,493,273             5,506,756
                                                  ==========            ==========

Income before extraordinary item                  $2,183,000            $  330,000
Preferred stock accretion                                  -              (554,000)
                                                  ----------            ----------
                                                  $2,183,000            $ (224,000)
                                                  ==========            ==========

Net income                                        $1,649,000            $  330,000
Preferred stock accretion                                  -              (554,000)
                                                  ----------            ----------
                                                  $1,649,000            $ (224,000)
                                                  ==========            ==========

Per share amount:
Income (loss) before extraordinary item           $      .19            $     (.04)
Extraordinary item                                      (.05)                    -
                                                  ----------            ----------
Net income (loss)                                 $      .14            $     (.04)
                                                  ==========            ==========

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